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EXHIBIT 99.1

                         PERSISTENCE SOFTWARE ANNOUNCES
                        SECOND QUARTER FINANCIAL RESULTS

         SAN MATEO, CALIF. -- JULY 24, 2003 -- Persistence(R) Software (NASDAQ:
PRSW), a leading provider of data services software for distributed data access and management, today announced financial results for the second quarter ended June 30, 2003.

         For the quarter, revenues were $2,876,000, compared with $2,523,000 for the first quarter of 2003. The Company reported a net loss of $624,000, or $(0.26) per share compared with a net loss of $1,008,000 or $(0.42) per share for the first quarter of 2003. Revenues for the second quarter last year were $5,730,000 with a net profit of $215,000 or $.10 per share. All per share numbers have been adjusted to reflect a 1-for-10 reverse stock split that was effected in the second quarter of 2003.

          Cash balances at June 30, 2003 were $ 6.2 million compared to $7.1 million as of March 31, 2003 and $7.3 million as of June 30, 2002.

            Christopher Keene, chief executive officer of Persistence Software, Inc., commented, "We were pleased to see the license revenue component grow by 28 percent compared to the first quarter of 2003. At the same time, our loss narrowed by 38 percent from the first quarter of this year as we continue to conservatively manage expenses."

         Mr. Keene continued "Yesterday we announced that NetJets(R), the fractional jet ownership leader and pioneer, has successfully deployed Persistence's data services architecture, which integrates and continuously synchronizes all information within the business so that critical applications all have the same up-to-date information about customers, planes and crews. This customer is indicative of the wide range of applications where Persistence's Data Services products can improve the efficiency for sharing and distributing critical data."

         The Company will discuss these results in a conference call scheduled for 4:15 p.m. Eastern July 24, 2003. Interested parties can access the call by dialing (877) 858-9308 or by accessing the webcast at http://www.persistence.com/company/ir.php. A replay of the call will be available at (706) 645-9291, access number 1707747, for 3 days following the call; and the webcast can be accessed at http://www.persistence.com/company/ir.php for 30 days.

ABOUT PERSISTENCE

         Persistence Software provides to Global 2000 companies the Data Services infrastructure to create real-time, highly scalable applications without incurring the high costs of additional hardware and replicated databases. Data Services addresses a critical need for most global companies to eliminate costs from their highly fragmented data infrastructure by creating integrated and synchronized data across the enterprise.
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         Founded in 1991, Persistence is a publicly traded company (NASDAQ:
PRSW) with a large, established customer base. Over the past 11 years, Persistence pioneered the core data services technologies and has been awarded seven caching and mapping patents, some of which have been licensed to Sun and Cisco Systems. Persistence data services solutions power some of the world's most demanding applications, including those of Citibank, FedEx, Eurocontrol, Reuters, Sabre and Wells Fargo. Please visit http://www.persistence.com for more information. Persistence Software is headquartered in San Mateo, California. Please visit http://www.persistence.com for more information.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties, which could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Persistence Software's limited operating history; potential fluctuations in our operating results; our potential need to raise cash in the future; uncertainties related to our long sales cycle; our reliance on a relatively small number of customers; our dependence on revenues from EdgeXtend, which was only released in 2002; our need to manage our resources or attract and retain the services of key employees; our need to deliver products that are free of defects and errors and meet rapidly changing technology standards and customer requirements; our need to build a strong direct sales team and develop third party sales channels; our dependence on enterprise-wide system deployments; and our need to address competition from companies with substantially greater resources. Further information regarding these and other risks and uncertainties is included in our annual Report on Form 10-K for the year ended December 31, 2002, as amended, our Form 10-Q for the quarter ended March 31, 2003, as amended, and our other filings with the Securities and Exchange Commission.



                            -Financial tables follow-

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
                                    PERSISTENCE SOFTWARE, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            ( In thousands, except per share amounts )

                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                            JUN. 30,     JUN. 30,          JUN. 30,     JUN. 30,
                                              2003         2002              2003         2002
                                            --------     --------          --------     --------
Revenues:
  Licenses                                  $ 1,656      $ 4,104           $ 2,950      $ 4,937
  Service                                     1,220        1,626             2,449        2,954
                                            --------     --------          --------     --------
      Total revenues                          2,876        5,730             5,399        7,891
                                            --------     --------          --------     --------

Cost of revenues:
  Licenses                                       22           75                61          102
  Service                                       459          759               936        1,527
                                            --------     --------          --------     --------
      Total cost of revenues                    481          834               997        1,629
                                            --------     --------          --------     --------

Gross profit                                  2,395        4,896             4,402        6,262
                                            --------     --------          --------     --------

Operating expenses:
  Sales and marketing                         1,545        2,586             3,076        5,020
  Research and development                      803        1,038             1,652        2,156
  General and administrative                    657          919             1,300        1,846
  Amortization of purchased intangibles          --          142                --          354
                                            --------     --------          --------     --------
      Total operating expenses                3,005        4,685             6,028        9,376
                                            --------     --------          --------     --------

Profit / (Loss) from operations                (610)         211            (1,626)      (3,114)

Interest and other income, net                  (14)           4                (6)          20
                                            --------     --------          --------     --------

Net profit / (loss)                         $  (624)     $   215           $(1,632)     $(3,094)
                                            --------     --------          --------     --------


Basic net profit / (loss) per share         $ (0.26)     $  0.11           $ (0.68)     $ (1.54)
                                            --------     --------          --------     --------

Diluted net profit / (loss) per share           N/A      $  0.10               N/A      $ (1.54)
                                            --------     --------          --------     --------

Shares used in calculating basic net
profit / (loss) per share                     2,406        2,015             2,404        2,012
                                            --------     --------          --------     --------
Shares used in calculating diluted net
profit / (loss) loss per share                  N/A        2,048               N/A        2,012
                                            --------     --------          --------     --------

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                           PERSISTENCE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ( In thousands )


                                                          AS OF
                                                         JUN. 30,       DEC. 31,
                                                           2003          2002
                                                         ---------     ---------
Assets:
  Current assets:
    Cash, cash equivalents                               $  6,174      $  8,903
    Accounts receivable, net                                1,948         1,252
    Prepaids and other current assets                         222           392
                                                         ---------     ---------
      Total current assets                                  8,344        10,547
Property and equipment, net                                   205           375
Purchased intangibles, net                                     78           123
Deposits and other assets                                      55            55
                                                         ---------     ---------
      Total assets                                       $  8,682      $ 11,100
                                                         =========     =========

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                     $    412      $    325
    Accrued liabilities                                     1,836         1,910
    Deferred revenues (net of long term portion)            2,257         2,529
    Current portion of long-term obligations                  713           841
                                                         ---------     ---------
      Total current liabilities                             5,218         5,605
Long-term liabilities
   Long-term portion of deferred revenues                     373           691
   Long-term obligations                                       35            93
                                                         ---------     ---------
      Total long-term liabilities                             408           784
                                                         ---------     ---------
      Total liabilities                                     5,626         6,389
                                                         ---------     ---------

  Stockholders' equity:
    Common stock, net                                      66,062        66,072
    Accumulated deficit                                   (63,002)      (61,370)
    Other                                                      (4)            9
                                                         ---------     ---------
      Total stockholders' equity                            3,056         4,711
                                                         ---------     ---------
      Total liabilities and stockholders' equity         $  8,682      $ 11,100
                                                         =========     =========